Exhibit 99.1

For Immediate Release

CONTACT:

Sandra Knell, CFO

408-782-6686 / sknell@coastdist.com

or

Jeff Lambert, Ryan McGrath

Lambert, Edwards & Associates, Inc.

616-233-0500 / mail@lambert-edwards.com

THE COAST DISTRIBUTION SYSTEM REPORTS

RECORD EARNINGS IN 2004 ON INCREASED SALES

MORGAN HILL, Calif. (March 9, 2005) — The Coast Distribution System, Inc. (AMEX: CRV) today announced an 80.1 percent increase in earnings on a 9.8 percent increase in sales for the year ended December 31, 2004.

Coast, one of North America’s largest suppliers of aftermarket replacement parts, accessories and supplies for the recreational vehicle (RV) and marine industries, announced record net earnings of $4.4 million, or $0.91 per diluted share, in 2004 as compared to net earnings of $2.4 million, or $0.53 per diluted share, in 2003. Net sales increased to $171.8 million in 2004, versus net sales of $156.5 million in 2003. Coast said the increase in sales in 2004, along with an improvement in gross margin to 19.2 percent in 2004 versus a gross margin of 17.5 percent in 2003, were the principal factors contributing to the increase in net earnings for the year.

For the fourth quarter ended December 31, 2004, Coast reported net sales increased 7.6 percent to $27.5 million compared to net sales of $25.5 million for the same period last year. Coast reported a net loss for the fourth quarter of $999,000, or $0.22 per diluted share, compared with a net loss of $767,000, or $0.16 per diluted share for the quarter last year. The Company attributed this loss to the traditional seasonal slowdown in the fourth quarter, as Coast’s RV and marine customers typically wait until the first quarter to place their orders for the upcoming buying season.

“We are pleased with the strong results in 2004,” said Thomas R. McGuire, Chairman and CEO of Coast. “Over the last few years we have seen sustained sales growth led by our Coast family of sourced, proprietary products. The growing acceptance of these products among our customers, along with improvements in our order fill-rates due primarily to our improved distribution system, has led to improved dealer sell-through of our products and improvements in our gross margin, resulting in the strong profit growth achieved in 2004.”

The Company also announced today its Board of Directors approved a stock buyback plan for $240,000 of Coast’s shares. As previously reported in February 2005, Coast’s board of directors approved a dividend policy in providing for the payment of an expected total annual cash dividend of $0.16 per common share, payable in the amount of $0.04 per share per quarter and declared the initial quarterly cash dividend of $0.04 per share under that policy. That dividend will be paid on March 15, 2005 to all stockholders of record as of February 23, 2005. Coast said both the stock buyback and dividend reflect the Company’s confidence in its long-term growth.

“Our outlook for 2005 remains positive, despite what appears to be a slowing in sales of new recreational vehicles, which will make 2005 a more challenging year than 2004,” said McGuire. “We have developed strong relationships with our core suppliers, while continuing to be opportunistic in sourcing our own products. We begin 2005 with a strong balance sheet and we believe that our improved distribution system and our proprietary products will enable us to increase our market share in 2005.”

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The Coast Distribution System Reports Fourth Quarter and Fiscal Year 2004 Operating Results

Coast also reported today attendance improved at its 17th Annual International Dealer Advantage Buying Show, which the Company hosted in early February. The show, held in Las Vegas, showcased thousands of the Company’s products, as well as products from more than 300 suppliers, and drew more than 3,000 attendees representing over 1,000 U.S. and Canadian retail accounts from the RV and marine industries.

“Based on industry reports and our own projections, we believe the long term opportunities in Coast’s markets remain strong,” said McGuire.

The Recreational Vehicle Industry Association (RVIA) recently announced a new quarter-century record of 364,000 RV shipments for 2004, an almost 14 percent gain over the 320,800 units shipped in 2003. For the marine industry, the National Marine Manufacturers Association (NMMA) recently reported powerboat sales increased seven percent for the first half of 2004 versus the same period of 2003.

About The Coast Distribution System

The Coast Distribution System, Inc. (www.coastdistribution.com) is the leading supplier of parts, accessories and supplies for recreational vehicles (RVs) and pleasure boats in the U.S. and Canada. Coast supplies its products to its 15,000 customers through 17 distribution centers throughout the U.S. and Canada. Coast is publicly traded on the American Stock exchange under the ticker symbol CRV.

Forward Looking Statements

This News Release contains statements regarding our expectations and beliefs about our future financial performance and future financial condition that are “forward-looking statements” as defined in the Private Securities Litigations Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release regarding our future financial performance and operating trends or our future financial condition are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ, possibly significantly, from those expected at the current time. Those risks and uncertainties may include, among others:

•	The dependence of our business on purchases and usage by consumers of RVs and boats which, in turn, affects their purchases of the products we sell. Therefore, our future financial performance, including our future cash flow, income and financial condition can be adversely affected by the following conditions, among others: Loss of confidence among consumers regarding economic conditions, which could adversely affect their willingness to purchase and use their RVs and boats; increases in interest rates which affect the availability and affordability of financing and, therefore, purchases of RVs and boats by consumers; increases in the costs and shortages in the supply of gasoline, which affect the costs of using and the willingness and ability of consumers to use RVs and boats; declines in the usage and purchases of RVs and boats during the winter months which results in fluctuations in our operating results and cash flows and the seasonality of our business, and the possibility of unusually severe or extended winter weather conditions, which can lead to reduced usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions.

•	Possible increases in price competition within our markets that could reduce our sales or margins and, therefore, adversely affect our operating results;

The Coast Distribution System Reports Fourth Quarter and Fiscal Year 2004 Operating Results

•	Possible changes in supply relationships in our markets, which could lead to increased competition or to interruptions or shortages in the supply of products to us or reductions in the number of products we are able to offer our customers.

Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and readers of this news release are urged to review those sections of that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligations to update forward-looking statements contained in this document or in our 2003 Annual Report on Form 10-K, whether as a result of new information, future events or otherwise.

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The Coast Distribution System Reports Fourth Quarter and Fiscal Year 2004 Operating Results

THE COAST DISTRIBUTION SYSTEM, INC.

Condensed Consolidated Statements of Operations for the

Fourth Quarter and Year Ended December 31, 2004 & 2003

Fourth Quarter Ended December 31,	2004	2003
	(In thousands, except per share data)
Net sales	$27,476	$25,525
Loss from operations	$(1,321)	$(1,152)
Loss before income taxes	$(1,550)	$(1,305)
Net loss	$(999)	$(767)
Per Share Data:
Diluted loss per share	$(0.22)	$(0.16)
Average number of shares outstanding	4,625,330	4,500,691

Year Ended December 31,	2004	2003
	(In thousands, except per share data)
Net sales	$171,833	$156,478
Income from operations	$8,538	$5,297
Income before taxes	$7,439	$4,190
Net income	$4,406	$2,447
Per Share Data:
Net income per share	$0.91	$0.53
Average number of shares outstanding	4,854,868	4,634,884

Condensed Consolidated Balance Sheet

	At December 31,
	2004	2003
	(In thousands)
ASSETS
Cash	$880	$991
Accounts receivable	15,335	12,799
Inventories	44,151	41,352
Other current assets	4,002	3,947

Total Current Assets	64,368	59,089
Property, Plant & Equipment	2,068	2,264
Other Assets	801	748

Total Assets	$67,237	$62,101

LIABILITIES AND STOCKHOLDERS EQUITY
Accounts payable	$11,444	$10,613
Other current liabilities	3,712	3,791

Total Current Liabilities	15,156	14,404
Long term debt	23,635	23,799
Stockholders Equity	28,446	23,898

Total Liabilities and Stockholders’ Equity	$67,237	$62,101